Bonanza Oil & Gas, Inc.
3417 Mercer, Suite E
Houston, Texas 77027

May 13, 2010

Eric Dale

          Re:           Bonanza Oil & Gas, Inc. (the “Company”)

Gentlemen:

          The Company hereby acknowledges that Eric Dale (“Lender”) loaned the Company $200,000 on August 28, 2008 as evidenced by the Note attached hereto as Exhibit A. As of the date hereof the principal and interest under the Note that remains unpaid is $169,060.

          The Company and the Lender hereby agree that the Note shall be amended and restated to incorporate the following provision:

The Payee shall have the right on a weekly basis to convert $5,000 of the outstanding and unpaid principal amount of this Note and interest at the Fixed Conversion Price (a “Conversion”). In no event shall the Payee be entitled to convert any portion of this Note in excess of 4.9% of the outstanding shares of common stock of the Company. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder. The “Fixed Conversion Price” shall mean $0.0025.

          The parties further acknowledge that the Lender is not an affiliate of the Company and the Lender represents that it is not an affiliate of the Company. As a result, the shares of common stock issued upon conversion of the Note (the “Conversion Shares”) will be eligible to resold under Rule 144 as the Conversion Shares holding period will tack to the initial date of issuance of the Note. Accordingly, the Company, upon conversion of the Note and receipt of the standard representation letters from the Lender, will direct the transfer agent to issue the Conversion Shares without the standard “33 Act” restrictive legend. The Company shall reserve a sufficient number of shares of common stock for the purpose of enabling the Company to issue the Conversion Shares. This letter agreement may be executed in one or more counterparts. We hereby request that you execute this letter agreement below acknowledging and agreeing to the terms set forth herein.

Sincerely,

Bonanza Oil & Gas, Inc.

By: /s/ William Wiseman
      William Wiseman
      Chief Executive Officer

AGREED AND ACKNOWLEDGED:

/s/ Eric Dale
Eric Dale